CareView Communications Inc., 10-Q

Exhibit 10.107

Release Agreement

This release agreement (the “Agreement”) is made and effective this 2nd day of November, 2012, by and between CareView Communications, Inc. (“CAREVIEW”) and Stephen Ecker (“ECKER”).

WHEREAS, ECKER’S employment with CAREVIEW was terminated on March 20, 2012 ("Termination Date");

WHEREAS, as of the Termination Date, ECKER owned Non-Qualified Stock Options for the purchase of an aggregate of One Hundred Seventy-Nine Thousand Six Hundred Thirty-Eight (179,638) shares of CAREVIEW's Common Stock at an exercise price of $0.52 per share under which all shares were vested (the "Options");

WHEREAS, CAREVIEW agreed to extend the date by which ECKER was required to exercise his Options;

WHEREAS, CAREVIEW subsequently discovered that the granted extension was in contradiction to the terms of the Stock Incentive Plan under which the Options were issued;

WHEREAS, ECKER was listed as an Inventor on numerous Patent Applications for inventions developed while ECKER was an employee of CAREVIEW;

WHEREAS, CAREVIEW advanced ECKER a loan in the principal amount of $6,000 ("Loan") which Loan was outstanding on the Termination Date;

WHEREAS, CAREVIEW has agreed to cancel the Loan and issue ECKER a Common Stock Purchase Warrant for the purchase of One Hundred Seventy-Nine Thousand Six Hundred Thirty-Eight (179,638) shares of CAREVIEW's Common Stock at an exercise price of $0.52 (the "Warrant") in exchange for the assignment of Patent Applications by ECKER to CAREVIEW.

WHEREAS, CAREVIEW and ECKER have determined it to be in the best interests of both parties to resolve all issues between them through the actions outlined herein;

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.   Cancellation of Options.  Upon execution of this Agreement, CAREVIEW will cancel the Options.

2.   Issuance of Warrant.  Upon execution of this Agreement, CAREVIEW will issue ECKER the Warrant. The Warrant must be exercised prior to the one (1) year anniversary of the issuance of the Warrant.  The Warrant will provide for cashless exercise, transferability, and standard adjustments relative to capital reorganization or reclassification.

3.   Assignments of Patent Applications.  Concurrent with the execution of this Agreement, ECKER will execute Assignments necessary to assign and transfer his rights under all Patent Applications to CAREVIEW.  Further, ECKER agrees to execute such additional instruments and take such other action as may be reasonably requested by CAREVIEW in the future to confirm or perfect the Assignments hereunder or to otherwise carry out the intent and purposes of this Agreement.

4.   Release and Discharge of Claims.  In consideration for the promises and covenants contained herein, ECKER irrevocably and unconditionally releases and discharges CAREVIEW and all affiliated and related entities, and their respective agents, officers, shareholders, employees, subsidiaries, predecessors, successors and assigns, from any and all claims, liabilities, obligations, promises, causes of actions, actions, suits, or demands, of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, arising from or related or attributable to ECKER’S employment with CAREVIEW, and ECKER’S separation from such employment  (“Claims”).  Such Claims include, but are not limited to, claims based upon any violation of CAREVIEW’S policies and regulations or any written or oral contract or agreement between CAREVIEW and ECKER, claims based upon employment discrimination or harassment of any kind or nature, and claims based upon alleged violation of  Title VII of the Civil Rights Act of 1964 as Amended, 42 U.S. Code section 1983, the United States or any state Constitutions, the Americans With Disabilities Act as Amended, the Lilly Ledbetter Act, Federal or State wage and hour laws, including but not limited to claims relating to the date of payment of ECKER’S accrued Paid Time Off (PTO) time, or vacation time, or any other State or Federal statutes or laws.  ECKER further covenants and agrees not to sue CAREVIEW and all affiliated and related entities, and their respective agents, officers, shareholders, employees, subsidiaries, predecessors, successors and assigns, in connection with any of the above-mentioned Claims.

5.   General Release.  ECKER understands that this Agreement extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past, present, or future, arising from or attributable to the above-referenced matters and disputes.  ECKER acknowledges that any and all rights granted under any other analogous Federal or State law or regulation, are hereby expressly waived.  ECKER further acknowledges that he is aware that after executing this Agreement, he or his agents may discover claims or facts in addition to or different from those that he now knows of with respect to the subject matter of this Agreement, but it is his intention to release all such claims.

6.   Representations and Warranties.  Each Party represents and warrants to the other Party that:

(a)           The Party has read this Agreement and has had the opportunity to review this Agreement with a licensed lawyer.

(b)           The Party has not entered into this Agreement in reliance upon any statement, representation or warranty, other than the statements made in this Agreement.

(c)           The Party has not made and there has not occurred any assignment, sale, or transfer, by operation of law or otherwise, of any claim, right, or interest released herein, and such Party shall indemnify, defend, and hold harmless all other Parties from any claim, liability, or expense which may be incurred as a result of the assertion of any such claim, right, or interest by any person or by reason of such assignment, sale, or transfer.

(d)           The Party is duly organized, validly existing, and in good standing under the laws of its state of formation and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(e)           The execution, delivery, and performance by the Party of this Agreement have been duly authorized.

(f)           Neither the execution and delivery of this Agreement by the Party, nor compliance with the terms and provisions of this Agreement by the Party violates any law, statute, rule, or regulation of any governmental authority, domestic or foreign, or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, or ruling of any court or governmental agency or authority to which the Party is subject.

7.   Miscellaneous

(a)   Severability: If any provision of this Agreement is held invalid, illegal or unenforceable,

i. The validity, legality and enforceability of the remaining provisions of this Agreement are not affected or impaired in any way; and

ii. The parties shall negotiate in good faith in an attempt to agree to another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the parties’ intentions to the greatest lawful extent under this Agreement.

(b)   Choice of Law: The laws of the State of Texas govern all matters arising out of or relating to this Agreement, including, without limitation, its interpretation, construction, performance, and enforcement.

(c)   Designation of Forum: Any party bringing a legal action or proceeding against any other party arising out of or relating to this Agreement may bring the legal action or proceeding in the United States District Court for the North District of Texas or in any court of the State of Texas sitting in Denton County.

(d)   Waiver of Right to Contest Jurisdiction: Each party waives, to the fullest extent permitted by law,

i.
Any objection which it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Agreement brought in any court of the State of Texas sitting in Denton County, or the United States District Court for the North  District of Texas; and

ii.	Any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

(e)   Submission to Jurisdiction: Each party to this Agreement submits to the nonexclusive jurisdiction of

i.	The United States District Court for the North District of Texas and its appellate courts, and

ii.	Any court of the State of Texas sitting in Denton County and its appellate courts,

for the purposes of all legal actions and proceedings arising out of or relating to this Agreement.

(f)   Complete Agreement:  This Agreement constitutes the final agreement between the parties. It is the complete and exclusive expression of the parties’ agreement on the matters contained in this Agreement. All prior and contemporaneous negotiations and agreements between the parties on the matters contained in this Agreement are expressly merged into and superseded by this Agreement. The provisions of this Agreement may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings. In entering into this Agreement, neither party has relied upon any statement, representation, warranty, or agreement of the other party except for those expressly contained in this Agreement.  There are no conditions precedent to the effectiveness of this Agreement other than those expressly stated in this Agreement.

(g)   Amendments:  The parties may amend this Agreement only by a written agreement of the parties that identifies itself as an amendment to this Agreement.

(h)   Binding Agreement.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the stockholders, members, directors, officers, employees, agents, heirs, personal representatives, agents, and assigns of each of the Parties.

(i)   Attorney Fees.  In the event any controversy or dispute arises out of this Agreement, the prevailing Party shall be entitled to recover reasonable expenses, including, without limitation, attorneys’ fees and costs, actually incurred, from the non-prevailing Party.

(j)   Counterparts; Effectiveness.  This Agreement may be executed by the Parties individually or in any combination, in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.  In the event that any signature of this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  No Party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract and each Party hereto forever waives any such defense.

(Signature page follows)

(Signature page to Release Agreement with Ecker)

IN WITNESS WHEREOF the Parties have signed this Agreement the date first above stated.

CAREVIEW COMMUNICATIONS, INC.

/s/ Steve Johnson
By: Steve Johnson
Title: President

/s/ Stephen Ecker
By: Stephen Ecker